                                                                EXHIBIT 4.2



                             STOCKHOLDERS AGREEMENT




         AGREEMENT dated as of May 7, 1998 among TECHNOLOGY HORIZONS CORP., A Delaware corporation (the "Corporation"), and those stockholders of the Corporation who are signatories of the Agreement (the "Stockholders").

         WHEREAS, the authorized capital stock of the Corporation consists of Twenty Million (20,000,000) shares of Common Stock, par value $.0001 per share (the "Stock"); and

         WHEREAS, the Stockholders further desire that the Stockholders and the Corporation be bound by the terms of this Agreement; and

         NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and other consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       DISPOSITION OF STOCK

         1.1 GENERAL. Except as set forth in this Agreement, no Stockholder shall dispose of any portion of the Stock held by such Stockholder on the date hereof, as set forth on Exhibit A hereto, and any successor shares thereto (the "Present Stock").

          1.1 RESTRICTION ON THE DISPOSITION OF A STOCKHOLDER'S PRESENT STOCK DURING A STOCKHOLDER'S LIFETIME. (a) Subject to Section 1.7, a Stockholder desiring to dispose of his Present Stock (the "Selling Stockholder") during his lifetime must first obtain the written consent of all of the other Stockholders (the "Non-Selling Stockholders").

                  (b) In the absence of such consent, the party desiring to dispose of this Present Stock shall give to the Corporation and the Non-Selling Stockholders written notice of his intention to dispose of his Present Stock in the Corporation (the "Notice"). Subject to the provisions of Section 1.6 below, the Selling Stockholder who intends to dispose of his Present Stock must dispose of all of his Present Stock.

                  (c) Upon the terms and conditions provided for herein, the Non-Selling Stockholder(s) shall have the right to purchase the Selling Stockholder's Present Stock (the "Stockholders' Right). Such Present Stock shall be acquired on a pro rata basis commensurate with the Non-Selling Stockholders' respective ownership in the Corporation, upon the terms and conditions provided for herein. The Stockholders' Right may be exercised by the Non-Selling Stockholder giving written notice to the Selling Stockholders and to the Corporation within thirty (30) days of the Non-Selling Stockholders' receipt of the notice required by Section 1.2(b) above. If less than all of the Non-Selling Stockholders elect to purchase the Present Stock, then all of the Selling Stockholder's stock shall be offered to those Non-Selling Stockholders who have elected to purchase in the proportion that each electing Non-Selling Stockholder's ownership interest bears to all of the electing Non-Selling Stockholders' interest in the Corporation.

                  (d) In the event that any portion of the Selling Stockholder's Present Stock is not being purchased by the Non-Selling Stockholders pursuant to
Section 1.2 (c) above, then the Corporation shall have the right to purchase that portion of the Present Stock of the Selling Stockholder which is not being purchased by the Non-Selling Stockholders (the "Corporation's Right"). The Selling Stockholder shall not participate , in any capacity, in the Corporation's decision to exercise the Corporation's Right under this or any other section in this Agreement. The Corporation's Right may be exercised by the Corporation by giving written notice to the Selling Stockholder and to the Non-Selling Stockholders within fifteen (15) days of the waiver to the expiration of the Stockholders' Right, whichever is earlier.

                  (e) In the event that neither the Non-Selling Stockholders nor the Corporation elects to purchase all of the Selling Stockholder's Present Stock in the manner set forth in

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Sections 1.2(c) and (d) above, then the Selling Stockholder thereafter may dispose of all, but not less than all, of his Present Stock to any third party (an "Outside Party") on the same terms and conditions as in the Offering Notice (as defined below); provided; however, that no sale of any Present Stock to an Outside Party shall be consummated until and unless (i) the Selling Stockholder has offered, in writing, to the Non-Selling Stockholders and the Corporation the opportunity to purchase all of his Present Stock upon the same terms and conditions as the bona fide offer of an Outside Part, contained in a notice written in sufficient detail (the "Offering Notice") (which offer may be exercised by the Non-Selling Stockholders and/or the Corporation in the manner and within the same time periods provided in Section 1.2(c) and (d) above; (ii) the Offering Notice shall expire unexercised; and (iii) the Outside Party agrees to be bound by and subject to this Agreement to the fullest extent possible and delivers such consents and other documents as may be necessary, in the opinion of counsel to the Corporation, for the Outside Party to become so bound and subject. If the Selling Stockholder fails to transfer his Present Stock to the Outside Party within sixty (60) days following the expiration of the Offering Notice, such Present Stock shall agin become subject to the restrictions of the Agreement.

                  (f) Notwithstanding anything to the contrary, each Stockholder agrees to sell and/or transfer his Present Stock in the event the holder(s) of a majority of the outstanding Present Stock receive and accept a bona fide third party offer to acquire not less than a majority of the outstanding Stock of the Corporation or to merge with such third party. The purchase price per share payable to each such Stockholder and the others terms of such transaction with respect to the shares covered by such exercise shall be identical to the purchase price per share and the other terms of the transaction between the holder(s) of a majority of shares and the third party.

                  (g) The purchase price for the Present Stock being sold under Sections 1.2(c)-(d) above, the manner of payment thereof and the delivery of the Present Stock shall be as set forth in Section 1.4 below. The purchase price for the Present Stock sold under Section 1.2(e) above and the manner of payment thereof shall be set forth in the Offering Notice.

                  (h) Notwithstanding anything contained in this Agreement to the contrary, any Stockholder that is a corporate entity may, without consent, transfer its Stock to its stockholders or (if the sole asset of the corporate entity is Stock of the Corporation and such corporate entity has no liabilities) merge into the Corporation in a share exchange.

         1.3 CLOSING. In the event the purchaser of any Stock is any or all of the non-Selling Stockholders or the Corporation, then the closing shall be held at the Principal Office of the Corporation, at a meeting of the Stockholders, on the date which thirty (30) days after the exercise of the Stockholders' Right or the Corporation's Right, whichever is exercised last or pursuant to the Offering Notice, as appropriate.

         1.4 PURCHASE PRICE AND MANNER OF PAYMENT. (a) For all purpose of this Agreement, except Section 1.2(e) above, the purchase price of a Stockholder's Present Stock shall be determined by the following formula: the book value of the Corporation (determined by the Corporations's accountants in accordance with generally accepted accounting principles which reflect minimal, if any, value for the Corporation as a going concern and for any intangibles), multiplied by the percentage of Present Stock owned by the Selling Stockholder (the "Purchase Price").

                  (b) The Purchase Price shall be paid at the closing (as determined under Section 1.4 above) in the following manner: not less than ten percent (10%) of the Purchase Price in cash or certified check of a bank or trust company, which is a member of the New York Clearing House, at the Closing, and the balance of the Purchase Price by delivery to the Selling Stockholder of a ten (10) year, self-amortizing, non-negotiable promissory note. The note shall bear interest at a rate per annum equal to the prime rate publicly announced by Citibank, N.A. on the date of the Closing at its principal lending office in the Borough of Manhattan, City and State of New York.

                  (c) The provisions of this Section 1.4 shall not be applicable to a sale occurring under Section 1.2(e) above, which shall be governed by the terms of the Offering Notice.

         1.5 NO EFFECT. The Corporation shall not be required to recognize as valid or give effect to any mortgage, pledge, hypothecation, security interest, assignment, transfer, sale or other disposition in violation of the provisions of this Article 1. Any act in compliance with this Agreement shall be void and of nor effect expect as otherwise required by judicial process of law.

         1.6 TRANSFER TO PERMITTED TRANSFEREES. Notwithstanding anything to the contrary contained in this Article 1, each Stockholder may dispose, by gift during his lifetime, or by his Last Will and Testament upon his death, any portion or all of his Present Stock in the Corporation, without the consent of other Stockholders, to the following permitted transferees ("Permitted Transferees"): (i) one or more members of his Family Members (as hereinafter defined), or (ii) one or more trusts for the benefit of one or more Family Members (collectively, the "Trusts"); provided, however, that all such Permitted Transferees shall expressly agree, in writing, to be bound by the terms of this Agreement. Moreover, the trustees and beneficiaries of all the Trusts (or the legal representative of any beneficiary) shall expressly agree that any transfer from such Trust shall be governed by this Agreement. For purposes of this Agreement, the term "Family Members" shall be defined to consist of that Stockholder's spouse and issue.

         1.7 INITIAL PUBLIC OFFERING. Upon the closing of an initial public offering of Stock in the Corporation, all restrictions on the transfer of a Stockholder's Stock pursuant to this Article 1 shall terminate.

         2.       NOTICES.

                  2.1 All notices which are provided for under any of the provisions of this Agreement shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested or by a nationally recognized overnight courier. Any such notice, if sent by hand, shall be deemed to have been delivered upon receipt; if sent by mail, shall be deemed to have been sent on and as of the date when the same was deposited for mailing, properly addressed with postage prepaid, in a United States post office or post office mailbox, and shall be deemed to have been delivered on the date of receipt appearing on the return receipt requested or, if refused, on the date of refusal, or, if undeliverable, on the third business day following the date it is sent; and if sent by courier, shall be deemed to have been delivered two business days after providing to the such courier for priority delivery. All notices provided to be sent or delivered to the Stockholders shall be addressed to them at their respective addresses appearing on the record of stockholders of the Corporation, unless any of them shall give to the Corporation written notice of some other address which shall thereafter be used for the purpose of this Agreement. All notices provided to be sent or delivered to the Corporation shall be addressed to it at its principle executive offices to the attention of the Secretary of the Corporation.

         3.       TERM.
                  3.1 This Agreement is effective when signed by all of the parties hereto and shall terminate on the earliest of:

                  (a) the date all Stockholders have executed a written agreement terminating this Agreement,

                  (b)   the date the Corporation liquidates.

                  (c) the date all the issued and outstanding stock of the Corporation is registered in the name of one person or entity, and

                  (d) the closing date of an initial public offering of the Corporation's Common Stock.

         4.       MANAGEMENT.

                  4.1 At any meeting of the director(s) or Stockholders of the Corporation at which director(s) of the Corporation are proposed to be elected or removed, the Stockholders shall cast their votes for Steven A. Horowitz, Esq. as director unless or until such time as he resigns such position.

         5.       MISCELLANEOUS.

                  5.1 Each Stockholder agrees that the certificates representing shares of Common Stock held by him may have stamped or printed thereon on appropriate legend referring to the terms and restrictions contained in this Agreement.

                  5.2 The terms "Stock", "Present Stock" and "shares" as used herein shall include all additional securities issued with respect thereto pursuant to any stock dividend, stock-split, recapitalization, merger or consolidation.

                  5.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representative, successors and/or assigns, including permitted transferees of shares of Stock originally owned by a Stockholder.

                  5.4 This Agreement may be executed in several counterparts, each of which shall be deemed an original.

                  5.5 This Agreement shall construed in accordance with and governed by the laws of the State of New York without regard to the choice or conflict of law provisions thereof, and shall constitute the entire agreement among the partes hereto with respect to the subject matter hereof. There are merged herein all prior and collateral representations and agreements in connection with the subject matter hereof.

                  5.6 None of the terms or conditions of this Agreement may be changed, modified, waived or canceled except by a writing signed by all the parties hereto, specifying such change, modification, waiver or cancellation. A waiver at any time of compliance with any of the terms and conditions of the Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions, of any preceding or succeeding breach thereof, unless expressly so stated.

                  5.7 All pronouns used in the Agreement shall include all genders. This singular shall include the plural and vice versa.

                  5.8 Each of the Stockholders represents and warrants that he has (i) carefully read this Agreement, (ii) had an opportunity to consult with independent legal counsel with respect to this Agreement and (iii) entered into this Agreement of his won free will.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                            TECHNOLOGY HORIZONS CORP.


                            By: ______________________________

                                     Name:
                                     Title:



                            STOCKHOLDERS

                                     CREATIVE MUSIC PRODUCTS CORP.


                            By: ______________________________
                                     Name:
                                     Title:


                            ___________________________________
                            STEVEN HOROWITZ



                            ___________________________________
                            GARY SEGAL


                            ___________________________________
                            DAVID WOLF

                            ___________________________________
                            ALBERT HOROWITZ

                            ___________________________________
                            FRED HOROWITZ

                            ___________________________________
                            JACK ZEMEL

                            ___________________________________
                            MARC ZEMEL

                            ___________________________________
                            JANE ZEMEL

                            ___________________________________
                            RONA ZEMEL

                            ___________________________________
                            ALEXANDER ZEMEL

                            ___________________________________
                            EDWARD PAPIER

                            ___________________________________
                            MICHAEL SONNENBERG

                            ___________________________________
                            DAN MYERS

                            ___________________________________
                            CECILE ROSMAN

                            ___________________________________
                            FINNEGAN/GINDEL

                            ___________________________________
                            GUADALUPE SOGUERO IRA

                            ___________________________________
                            DR. ANDREW SIRLIN

                            ___________________________________
                            LUDWIG SPERLING

                            ___________________________________
                            MARK SHEFTS

                            ___________________________________
                            DAN FINNEGAN

                            ___________________________________
                            IRA GRUNTHER

                            ___________________________________
                            ANDREW SCHENKER

                            ___________________________________
                            JERRY SWARTZ

                            ___________________________________
                            STEPHEN BIRBIGLIA

                            ___________________________________
                            CRAIG CONVERSANO

                            ___________________________________
                            BRUCE GOLDBERG

                            ___________________________________
                            JAMES MESSINA

                            ___________________________________
                            NEWBRIDGE COVERAGE

                            ___________________________________
                            LAWRENCE RASKIN

                            ___________________________________
                            PETERSON CRT

                            ___________________________________
                            SWARTZ CRT

                                    EXHIBIT A

                            TECHNOLOGY HORIZONS CORP.

         SHAREHOLDER                           NUMBER OF SHARES
         -----------                          ------------------
     1.  CREATIVE MUSIC                           1,210,787.48

     2.  STEVEN HOROWITZ                            491,193.43

     3.  GARY SEGAL                                 716,743.96

     4.  DAVID WOLF                                 411,618.55

     5.  ALBERT HOROWITZ                             71,674.40

     6.  FRED HOROWITZ                              143,379.61

     7.  JACK ZEMEL                                  43,357.51

     8.  MARC ZEMEL                                  43,357.51

     9.  JANE ZEMEL                                  43,357.51

     10. RONA & AL ZEMEL                            462,266.82

     11. EDWARD PAPIER                              288,238.68

     12. MICHAEL SONNENBERG                         285,505.80

     13. DAN MYERS                                  142,157.01

     14. CECILE ROSMAN                               72,177.82

     15. FINNEGAN/GINDEL                             42,696.42

     16. GUADILOUPE SEGUER                           71,592.20

     17. DR. SIRLIN                                  71,623.03

     18. LUDWIG SPERLING                             71,561.38

     19. MARK SHEFTS                               142,9788.93




     20. DAN FINNEGAN                                71,160.70

     21. IRA GRUNTHER                                28,525.92

     22. ANDREW SCHENKER                             14,201.32

     23. JERRY SWARTZ                               283,903.06

     24. STEVE BIRBIGLIA                             71,309.67

     25. CRAIG CONVERSANO                            71,309.67

     26. BRUCE GOLDBERG                             142,609.07

     27. JAMES MESSINA                               71,561.38

     28. NEWBRIDGE COV.                              71,304.53

     29. LAWRENCE RASKIN                             71,227.48

     30. PETERSON CRT                                85,294.21

     31. SWARTZ CRT                                 191,384.91

                                                  ------------
                                                  6,000,000.00
                                                  ------------
                                                  ------------